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                                                                  EXHIBIT  21.1


           SUBSIDIARIES OF SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

The subsidiaries of the Company at December 31, 1996 were as follows:



                                                                           JURISDICTION OF
                                                                           INCORPORATION OR
NAME                                                                         ORGANIZATION
----                                                                   -----------------------
LTR Industries S.A................................................     France
Schweitzer-Mauduit Canada, Inc....................................     Manitoba Province (Canada)
Schweitzer-Mauduit France S.A.R.L.................................     France
             - Schweitzer-Mauduit Enterprise S.A..................     France
             - Papeteries de Mauduit S.A..........................     France
                  -- PDM Industries S.N.C.........................     France
                  -- Papeteries de Malaucene S.A..................     France
                         -- Malaucene Industries S.N.C............     France